WARRANT CERTIFICATE

This Warrant Certificate certifies that Clio General SA (the “Holder”), has subscribed for and is the owner of 3,000,000 warrants (subject to adjustment as provided later in this Warrant Certificate), each of which represent the right to subscribe for and purchase from Golden Patriot, Corp., a Nevada corporation (the “Company”), one (1) share of the Company’s common stock, $.001 par value, (such common stock, including any stock into which it may be changed, reclassified or converted, is referred to in this Warrant Certificate as the “Common Stock”) ("Warrants") at the purchase price  of $.10 per share (subject to adjustment as provided in this Warrant Certificate) (“Exercise Price”).

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT AS SET FORTH BELOW. BY HIS OR HER ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS AND WARRANTS THAT HE OR SHE IS NOT A U.S. PERSON AND IS ACQUIRING THOSE SECURITIES IN AN OFFSHORE TRANSACTION, (2) AGREES THAT HE OR SHE WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THOSE SECURITIES RESELL OR OTHERWISE TRANSFER THOSE SECURITIES EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION PURSUANT TO THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT HE OR SHE WILL GIVE TO EACH PERSON TO WHOM THOSE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY SIMILAR TO THIS LEGEND.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.  THOSE SECURITIES MAY NOT BE HEDGED (SOLD IN SHORT SELLING TRANSACTION) EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE SECURITIES ACT.

The Warrants are subject to the following provisions, terms and conditions:

1. EXERCISE OF WARRANTS.

Exercise of Warrants. The Warrants may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by surrender of this Warrant Certificate at the principal office of the Company located at 1979 Marcus Avenue, Suite 210, Lake Success, New York 11042 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of the Holder appearing on the books and records of the Company), with the appropriate form duly exercised, at any time within the period beginning on that date which is specified on the signature page of this Warrant Certificate (“Effective Date”) and ending on that date exactly seven (7) years from the Effective Date (the “Exercise Period”) and by payment to the Company by certified check or bank draft of the purchase price for such shares of the Common Stock. The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased shall be delivered to the Holder promptly and in no event later than twenty (20) calendar days after the Warrants shall have been so exercised; and, unless the Warrants have expired, a new Warrant Certificate representing the number of Warrants represented by the surrendered Warrant Certificate, if any, that shall not have been exercised shall also be delivered to the Holder within such time. Any Warrants not exercised by the end of the Exercise Period shall expire. All dollar amounts contemplated by the provisions of this Warrant Certificate shall refer to and mean currency of the United States of America.

2. ADJUSTMENTS AND REDEMPTION.

A. Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time, as follows:

(1)

Stock Dividends; Stock Splits; Reverse Stock Splits; and Reclassifications. In the event that the Company shall (a) pay a dividend with respect to its capital stock in shares of Common Stock, (b) subdivide its issued and outstanding shares of Common Stock, (c) combine its issued and outstanding shares of common stock into lesser number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (any one of which actions is referred to in this Warrant Certificate as an “Adjustment Event”), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock pursuant to this Warrant Certificate) that the Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 2A(1) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(2)

Distributions of Subscription Rights or Convertible Securities. In the event that the Company shall specify a record date for the making of a distribution to all holders of shares of Common Stock or rights, options, warrants, or convertible or exchangeable securities which have the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 2A(5) of this Warrant Certificate), then in each such event the number of shares of Common Stock purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such record date by a fraction, the numerator of which shall be the then Current Market Value (as defined in Section 2A(3) of this Warrant Certificate) of one share of Common Stock on the record date for such distribution and the denominator of which shall be the then Current Market Value of one share of Common Stock on the record date for such distribution less the then fair value (as determined by the Independent Financial Expert (as defined in Section 2A(3) of this Warrant Certificate)), of such subscription rights, options, warrants, or of such convertible or exchangeable securities distributed with respect to one such share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

(3)

Current Market Value. For the purpose of any computation pursuant to this Section 2, the Current Market Value of one share of Common Stock or of any other security (collectively, referred to in this Warrant Certificate as a “security”) at the date specified in this Warrant Certificate shall be (a) if the Company does not have a class of equity securities registered pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), the value of the security (i) determined in good faith in the most recently completed arms-length transaction among the Company and a third party who is not an affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six (6) months preceding such date; provided, however,  that the Board of Directors of the Company shall in good faith determine that any such value represents a reasonable estimate of the fair value of a share of Common Stock as of such date; (ii) if no such transaction shall have occurred on such date or within such six-month period, most recently determined as of a date within the six (6) months preceding such date by an Independent Financial Expert (in the event of more than one such determination, the determination for the later date shall be used); or (iii) if no such determination shall have been made within such six month period, determined as of such date by an Independent Financial Expert, or (b) if the Company does have a class of equity securities registered pursuant to the Exchange Act, deemed to be the average of the daily market prices of the security for five trading days before such date or, if the Company has had a class of equity securities registered pursuant to the Exchange Act for less than five (5) trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. For purposes of this Section 2, an “affiliate” of a person shall mean any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For purposes of this definition, “control” means the power to direct the management and policies of a person, directly or indirectly, whether by the ownership of voting securities, by contract or otherwise.

The market price for each such business day shall be (a) in the event of a security listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale occurs on such day, the average of the closing bid and asked prices on such day; (b) in the event of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale occurs on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (c) in the event of a security not then listed or admitted to trading on any security exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the City of New York, State of New York, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five days prior to the date in question) for which prices have been so reported; and (d) if there are no bid and asked prices reported during the five days prior to the date in question, the Current Market Value of the security shall be determined as if the Company did not have a class of equity securities registered pursuant to the Exchange Act.

For purposes of this Section 2A(3), an “Independent Financial Expert” shall be defined as and shall mean a nationally recognized investment banking firm (a) which does not (and whose directors, officers, employees and affiliates do not), have a direct or indirect financial interest in the Company (other than the beneficial ownership, directly or indirectly, of less than three percent (3%) of the outstanding shares of capital stock of the Company); (b) which has not been, and, at the time it is requested to give independent financial advice to the Company, is not (and none of whose directors, officers, employees or affiliates is) a promoter, director, or officer of the Company or any of its affiliates or an underwriter with respect to any of the Company's securities; (c) which does not provide any advice or opinions to the Company, except as an Independent Financial Expert; and (d) which is mutually agreeable to the Company and the Holder.  If the Company and the Holder do not promptly agree as to the Independent Financial Expert, each shall appoint one investment banking firm and the two firms so appointed shall select the Independent Financial Expert to be employed by the Company. An Independent Financial Expert shall be compensated by the Company for opinions or services it provides as an Independent Financial Expert. In making its determination of the value of the Common Stock, the Independent Financial Expert shall use one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate. After the Independent Financial Expert has made its determination, the Company shall cause the Independent Financial Expert to prepare a report (a “Value Report”) specifying the methods of valuation considered or used and the value of the Common Stock or other security it values and containing a statement as to the nature and scope of the examination made. The Value Report shall accompany any Adjustment Notice (as defined in Section 2B of this Warrant Certificate) sent by the Company to the Holder pursuant to Section 2B of this Warrant Certificate; provided, however, that the adjustment to the Exercise Price that is the subject of such Adjustment Notice requires the services of an Independent Financial Expert.

(4)

Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Sections 2A(1) or 2A(2) of this Warrant Certificate, the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(5)

Expiration of Rights, Options and Conversion Privileges. Upon the expiration without being exercised of any rights, options, warrants, or conversion or exchange privileges for which an adjustment has been made pursuant to this Warrant Certificate, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not be required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, received by the Company for issuance, sale, or grant of all such rights, options, warrants, or conversion or exchange rights, whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount or decreasing the number of shares purchasable upon exercise of each Warrant by a number in excess of the amount or number of the adjustment initially made in respect to the issuance, sale, or grant of such rights, options, warrants, or conversion or exchange rights.

(6)

De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable pursuant to this Warrant Certificate shall be required, unless such adjustment would require an increase or decease of at least one percent (1%) in the number of shares of Common Stock purchasable upon an exercise of each Warrant; provided, however, that any adjustments which, because of this Section 2A(6), are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

(7)

Adjustment for Asset Distributions. If the Company shall determine a record date for the making of a distribution to all holders of shares of Common Stock or evidence of indebtedness of the Company or other assets (other than ordinary cash dividends not in excess of the retained earnings of the Company determined by the application of generally accepted accounting principles), the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be reduced by the then fair value (as determined by the Independent Financial Expert (as defined in Section 2A(3) of this Warrant Certificate)) of the indebtedness or other assets distributed in respect of one such share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

B.   Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as specified in this Warrant Certificate, the Company shall promptly notify the Holder in writing (such writing referred to as an “Adjustment Notice”) of such adjustment or adjustments and shall deliver to the Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) or of the Independent Financial Expert, if any, which makes a determination of Current Market Value with respect to any such adjustment specifying the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, specifying a brief statement of the facts requiring such adjustment and specifying the computation by which such adjustment was made.

C.   Amendment of Warrant Certificate. This Warrant Certificate is not required to be changed because of any change in the Exercise Price or in the number of shares of Common Stock purchasable upon the exercise of a Warrant. The Company may, at the time in the Company’s sole discretion, make any change in the form of a warrant certificate that the Company may deem appropriate and that does not affect the substance thereof and any warrant certificate thereafter issued, whether in exchange or substitution for any outstanding warrant certificate or otherwise, may be in the form so changed.

D.   Notice to Holder of Record Date, Dissolution, Liquidation or Winding Up. The Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder notice of the record date for any dividend, distribution, or payment, in cash or in kind (including, without limitation, evidence of indebtedness and assets), with respect to shares of Common Stock at least twenty (20) calendar days before any such date. In the event that at any time after the date hereof, there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's address as shown on the books of the Company, at the earliest practicable time (and, in any event, not less than twenty (20) calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation, or winding up shall occur, as the case may be. The notices referred to above shall also specify the date as of which the holders of the shares of Common Stock of record or other constituent securities of the Warrants shall be entitled to receive such dividend, money, or the property deliverable upon such dissolution, liquidation, or winding up, as the case may be (the “Entitlement Date”). In the case of a distribution of evidence of indebtedness or assets (other than in dissolution, liquidation, or winding up) which has the effect of reducing the Exercise Price to zero or less pursuant to

Section 2A(8) of this Warrant Certificate, if the Holder elects to exercise the Warrants in accordance with Section 1 of this Warrant Certificate and become a holder of Common Stock on the Entitlement Date, the Holder shall thereafter receive the evidence of indebtedness or assets distributed in respect of shares of Common Stock. In the event of any dissolution, liquidation, or winding up of the Company, the Holder shall receive on the Entitlement Date the cash or other property, less the Exercise Price for the Warrants then in effect, that the Holder would have been entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation, or winding up (or, if appropriate, record date therefor) and any right of the Holder to exercise the Warrants shall terminate.

E.   Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the Holder, the number of whole shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 2E be issuable on the exercise of the Warrants (or specified proportion thereof), the number of shares of Common Stock which shall be issued by the Company as a result of such exercise shall be increased (“rounded up”) to the next whole number.

3. RESERVATION AND AUTHORIZATION OF COMMON STOCK.

The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of the Warrants will, upon issuance, be validly issued, fully paid and nonassessable and free of all issuance or transfer taxes, liens, and charges with respect to the issue thereof; (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the Warrants, sufficient shares of Common Stock to provide for the exercise of the Warrants, and (c) that the Company will take all such action as may be necessary to assure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirements of any securities exchange upon which any capital stock of the Company may be listed.  In the event that any securities of the Company, other than the Common Stock, are issuable upon exercise of the Warrants, the Company will take or refrain from taking any action referred to in clauses (a) through (c) of this Section 3 as though such clauses applied, mutatis mutandis, to such other securities then issuable upon the exercise the Warrants.

4. NO VOTING RIGHTS.

This Warrant Certificate shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

5. RULES AND REGULATIONS.

The Holder and the Company shall be obligated by any and all provisions with respect to any and all limitations, including limitations imposed by the Securities Act of 1933, as amended,

regarding the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Warrants.

6. REGISTRATION RIGHTS.

A.  If at any time, the Company proposes to register (for its own account, on behalf of its existing stockholders, or a combination of the foregoing) any Common Stock pursuant to the Securities Act of 1933 (“Act”) in connection with a public offering of Common Stock solely for cash (other than a registration relating primarily to the sale of securities to participants in a Company stock plan or employee benefit plan, a transaction contemplated by Rule 145 pursuant to the Act or the resale of securities issued in such a transaction, a transaction in which the only securities being registered is common stock issuable upon conversion or exchange of debt securities which are also being registered, any registration on any form which does not include substantially the same information as would be required to be included in a registration statement regarding the sale of common stock issued upon exercise of the Warrants), the Company shall, at such time, give the Holder written notice of such registration.  Upon the Holder’s written request therefor, provided no later than twenty (20) days after notice has been given by the Company, the Company shall, subject to appropriate underwriting requirements, cause to be registered pursuant to the Act all of the shares of Common Stock that the Holder has requested to be registered.

B.  All expenses incurred in connection with the registration of the Holder’s Common Stock received upon exercise of the Warrants, including, without limitation, all registration and listing fees, printing and accounting fees, and the fees and disbursements of counsel shall be paid by the Company.

C.  It is a condition precedent to the obligations of the Company to complete the registration of the Holder’s Common Stock pursuant to the provisions of this Warrant Certificate that the Holder shall furnish to the Company such information regarding the Holder, the shares of Common Stock held by it and intended to be registered, and the intended method of disposition by the Holder of those shares of Common Stock as shall be reasonably required to effect the registration of those shares of Common Stock.  Additionally, the Holder shall execute and deliver such documents in connection with such registration as the Company may reasonably request.

D.  It shall be another condition precedent to the obligations of the Company to complete the registration of the Holder’s Common Stock contemplated by the provisions of this Warrant Certificate that the Holder shall agree to indemnify, hold harmless and defend the Company and each of its officers and each of its directors from and against any losses, claims, damages, liabilities, or expenses resulting from or in any manner related to any and all actions, proceedings, or inquiries by any regulatory or self-regulatory organization, or otherwise, whether commenced or threatened, which result from or are based upon any untrue statement or alleged untrue statement of material fact provided by the Holder and included in the registration statement or the omission or alleged omission to specify in that registration statement a material fact required to be stated or necessary to make the statements therein not misleading which should have been provided by the Holder for inclusion in that registration statement.

7.  CLOSING OF BOOKS.

The Company shall at no time close its transfer books against the transfer of any Warrant or of any share of Common Stock in any manner which interferes with the timely exercise of the Warrants.

8. WARRANTS EXCHANGEABLE, LOSS, THEFT.

The Warrant Certificate is exchangeable, upon the surrender hereof of the Holder at the office or agency of the Company referred to in Section 1 of this Warrant Certificate, for a new, similar Warrant Certificate representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased pursuant to this Warrant Certificate, which new Warrant Certificate shall  represent the right to subscribe and purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of such loss, theft, destruction, or mutilation, upon surrender or cancellation of this Warrant Certificate, the Company shall deliver to the Holder a new, similar Warrant Certificate, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased pursuant to this Warrant Certificate.

9. MERGERS, CONSOLIDATIONS, ETC.

A. If the Company shall merge or consolidate with another corporation, the Holder shall thereafter have the right, upon exercise of the rights specified in this Warrant Certificate and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock for which this Warrant Certificate might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise such holder’s  rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

B. In the event of any reclassification or change of the shares of Common Stock issuable upon exercise of (other than elimination of par value, a change in par value, or from no par value to par value, or as the result of a subdivision or combination of shares (which is contemplated elsewhere in this Warrant Certificate), but including any reclassification of the shares of Common Stock into two (2) or more classes or series of shares) or in the event of any merger or consolidation of another corporation with and into the Company in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination (which is contemplated elsewhere in this Warrant Certificate)), but including any reclassification of the shares of Common Stock, the Holder shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable upon such reclassification, change, merger, or consolidation by a holder of the number of shares of Common Stock for which the rights specified in this Warrant Certificate might have been exercised immediately prior to such reclassification, change, merger, or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise his, her, or its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such reclassification, change, merger or consolidation).

Dated effective: March 28, 2007

Company:

Golden Patriot, Corp.,

a Nevada Corporation

By:

/s/ Bradley Rudman

Bradley Rudman

Its:

President